Exhibit 10.6b

Executive Vice President Sales Incentive Plan

SIP Targets

•	Variable compensation opportunity for the Executive Vice President of Sales is based on a revenue target and MIP EBITDA Target.
•	The weighting of the target is based on the following ratios:
•	50% MIP EBITDA – same structure as rest of management team
•	50% Revenue – Plan goal of **
•	SIP payout target is $300,000 annually, but will be pro-rated based on months employed.
•	The payment of bonus will be on an annual basis, based on year end results.

Executive Vice President Sales - Example

0000000000
Salary	$300,000
Potential Bonus	$300,000
Total Annual Comp	$600,000

Paid Bonus	$178,777

Pro Rated Months	6

Revenue	50%
MIP Target	50%

Revenue Target	**

MIP Target	**

Actual Revenue - Example	**

Actual EBITDA - Example	**

** Redacted

Potential Payment Outcomes

Pro-Rated Bonus

	Actual Revenue
		Target - $30 million	Target - $20 million	Target - $10 million	Target	Target +$10 million	Target +$20 million	Target +$30 million	Target +$40 million
	Target - $12 million	$0	$58,487	$59,218	$59,949	$60,680	$61,411	$62,142	$62,873
	Target - $8 million	$0	$58,487	$59,218	$59,949	$60,680	$61,411	$62,142	$62,873
Achieved EBITDA	Target - $4 million	$90,000	$148,487	$149,218	$149,949	$150,680	$151,411	$152,142	$152,873
	Target	$117,000	$175,487	$176,218	$176,949	$177,680	$178,411	$179,142	$179,873
	Target + $4 million	$122,087	$180,574	$181,305	$182,036	$182,767	$183,498	$184,229	$184,960
	Target + $8 million	$127,174	$185,661	$186,392	$187,123	$187,854	$188,585	$189,316	$190,047